UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 30, 2004

CHARLES RIVER ASSOCIATES INCORPORATED

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

On April 30, 2004, we completed our acquisition of InteCap, Inc., a leading intellectual property consulting firm in the United States that specializes in financial, economic, and strategic issues related to intellectual property and complex commercial disputes, pursuant to an Agreement and Plan of Merger dated as of March 18, 2004, as amended by the First Amendment to Agreement and Plan of Merger dated as of April 30, 2004.  As a result of the acquisition, we hired approximately 135 consulting professionals, including 30 vice president level consultants.  We also acquired the equipment and leased office space that InteCap used in its business, including space in Boston, Chicago, Houston, New York, Silicon Valley, and Washington, D.C.  We intend to continue to occupy these offices in the near term, although we expect eventually to consolidate our office space as we deem appropriate.

We acquired InteCap for approximately $81.6 million, including an assumed liability of approximately $2.9 million, excluding our acquisition costs.  The terms of the acquisition were the result of arms-length negotiations with InteCap.  We purchased InteCap from its institutional investor, GTCR Golder Rauner, LLC, members of InteCap’s management, and other shareholders.

In order to pay for the acquisition, we used our existing cash resources and borrowings under our $40.0 million line of credit from Citizens Bank of Massachusetts.  The acquisition was effected by merging one of our wholly owned subsidiaries into InteCap, and as a result InteCap is now one of our wholly owned subsidiaries.  The results of operations of InteCap will be included in our results of operations from May 1, 2004.  Copies of the merger agreement and the amendment are attached as Exhibits 2.1 and 2.2 to this report.  The contents of those exhibits are incorporated by reference into this report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Business Acquired.

We intend to file by amendment the required historical financial statements for InteCap not later than 60 days after the date that this Form 8-K must be filed.

(b)  Pro Forma Financial Information.

We intend to file by amendment the required pro forma financial statements reflecting the acquisition of InteCap not later than 60 days after the date that this Form 8-K must be filed.

(c)  Exhibits.

Number	Title
2.1

Agreement and Plan of Merger dated as of March 18, 2004, by and among Charles River Associates Incorporated, InteCap, Inc., IP Acquisition Corp., and the Company Stockholder Representative, as defined therein.

2.2

First Amendment to Agreement and Plan of Merger dated as of April 30, 2004, by and among Charles River Associates Incorporated, InteCap, Inc., IP Acquisition Corp., and the Company Stockholder Representative, as defined therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES RIVER ASSOCIATES INCORPORATED

Dated: May 6, 2004	By:	/s/ J. Phillip Cooper
J. Phillip Cooper
Executive Vice President and Chief Financial Officer

Exhibit Index

Number	Title
2.1

Agreement and Plan of Merger dated as of March 18, 2004, by and among Charles River Associates Incorporated, InteCap, Inc., IP Acquisition Corp., and the Company Stockholder Representative, as defined therein.

2.2

First Amendment to Agreement and Plan of Merger dated as of April 30, 2004, by and among Charles River Associates Incorporated, InteCap, Inc., IP Acquisition Corp., and the Company Stockholder Representative, as defined therein.